UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2011

ENERGIZER RESOURCES INC.

(Exact Name of Small Business Issuer as Specified in Charter)

Minnesota (State or Other Jurisdiction of Incorporation)	000-51151 (Commission File Number)	20-0803515 (IRS Employer Identification No.)

520 – 141 Adelaide St. W., Toronto, Ontario, Canada (Address of Principal Executive Offices )	M5H 3L5 (Zip Code)

Small Business Issuer’s telephone number, including area code:   (416) 364-4911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the small business issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", the “Company,” “Energizer” refer to Energizer Resources Inc., a Minnesota corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 1.01 Entry into a Material Definitive Agreement.

On October 5, 2011, Energizer Resources Inc. entered into a binding Heads Of Agreement (“HOA”) for an industrial minerals exploration and development joint venture with Australian company Malagasy Minerals Limited (“Malagasy”) (ASX:MGY). Pursuant to the terms and conditions of the HOA, a new joint venture company (“JV Co”) will be formed and owned 75% by Energizer and 25% by Malagasy. The JV Co will have the right to explore for a defined group of industrial minerals (with certain exclusions disclosed in the attached press release, attached hereto as Exhibit 99.1) and in particular vanadium, within specifically defined permits on the newly expanded land position.

For the purposes of obtaining the right to explore for and subsequently conducting all required exploration and development activities for Industrial Minerals, the JV Co will enter into sub-leasing arrangements with Malagasy and its Madagascar subsidiaries. Malagasy will retain title to its tenement permits until Energizer or the JV Co has notified Malagasy of its intention to proceed with a mining operation. Upon such notification, Energizer and Malagasy have agreed to use every commercial effort to complete all the requirements to obtain the relevant mining permit(s) to allow the JV Co to undertake mining operations in the defined area. The HOA provides Malagasy with a free carried interest in the joint venture until the delivery by the JV Co of a Bankable Feasibility Study (“BFS”). Upon the delivery of a BFS on any discovery, Malagasy will then be required to contribute to ongoing development and mining operations in accordance with the agreement and its 25% interest in the joint venture.  The HOA contains a standard dilution clause for non-participation whereby a party’s interest will convert to a 2% net smelter return royalty should their participating interest fall below 10%. Energizer will manage all operations undertaken by the JV Co.

The HOA is subject to Energizer’s completion and satisfaction with its due diligence enquiries in relation to Malagasy and its Madagascan subsidiaries that hold the permits. Under the terms of the HOA, Malagasy will receive (a) a non-refundable deposit of US$250,000 on execution of the HOA and (b) US$2,000,000 in cash and 7,500,000 shares of the Company common stock upon signing of definitive agreements and the successful completion of the due diligence review. In addition, the HOA, and any applicable related transactions contemplated by the HOA, remain conditioned to Energizer obtaining any and all applicable regulatory approvals, including those of the TSX.

Throughout the duration of the HOA, Malagasy will retain access to its properties to carry out any exploration and development it chooses for all other minerals including base metals, precious metals, platinum-group elements, excluding only the vanadium and other specified industrial minerals.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1

Press Release, dated October 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 11, 2011

Energizer Resources Inc.

 By:      /s/  Richard Schler

Richard Schler

Chief Financial Officer

Exhibit 99.1

Energizer Resources Enters into Industrial Minerals Joint Venture with Australia’s Malagasy Minerals

NEWS RELEASE – October 5, 2011

Energizer Resources Inc. (TSX: EGZ) (OTCBB: ENZR) (FWB: YE5) (“Energizer” or the “Company”)

is pleased to announce that it has entered into a binding Heads Of Agreement (“HOA”) for an industrial minerals exploration and development joint venture with Australian company Malagasy Minerals Limited (“Malagasy”) (ASX:MGY).

Under the HOA, a new joint venture company (“JV Co”) will be formed and owned 75% by Energizer and 25% by Malagasy. The JV Co will have the right to explore for a defined group of industrial minerals (listed in full below) and in particular vanadium, within specifically defined permits on the newly expanded land position. The new land position covers an area comprising of 2,119 claims and totals 827.7 square kilometers, which is about 3.5 times the size of the Green Giant property.

Malagasy has a large and highly prospective land portfolio in Madagascar, much of which is adjacent to the south and east of Energizer’s Green Giant property. While delineating Energizer’s current NI 43-101 compliant vanadium resource, the geological data strongly indicated that the main vanadium trend continued immediately beyond the southern boundary (Jaky Zone) of its Green Giant vanadium deposit. Malagasy has already confirmed, through exploration results, extensive zones of vanadium mineralization on its tenements located immediately south and adjacent to Energizer’s land position.

With the confidence the Company has in the metallurgical optimization process currently being conducted as part of its Preliminary Economic (PEA) Study, Energizer capitalized on this strategic opportunity to significantly expand its current vanadium resource, thus securing its potential market-leading position in vanadium.

The new joint venture represents a ‘win-win’ proposition for both companies, as it is expected to expand the vanadium resource and accelerate the search for other strategic and industrial minerals in Madagascar.

Kirk McKinnon, Chairman and CEO, commented, “With the very significant Malagasy land position, we have now secured a new source of vanadium along with the high potential of discovering other strategic minerals.  With Malagasy as a partner, who has a well-established tenure in Madagascar, Energizer is well-positioned to build on its exploration success.”

Joint-Venture Agreement Details

For the purposes of obtaining the right to explore for and subsequently conducting all required exploration and development activities for Industrial Minerals, the JV Co will enter into sub-leasing arrangements with Malagasy and its Madagascar subsidiaries. Malagasy will retain title to its tenement permits until Energizer or the JV Co has notified Malagasy of its intention to proceed with a mining operation. Upon such notification, Energizer and Malagasy have agreed to use every commercial effort to complete all the requirements to obtain the relevant mining permit(s) to allow the JV Co to undertake mining operations in the defined area.

The HOA provides Malagasy with a free carried interest in the joint venture until the delivery by the JV Co of a Bankable Feasibility Study (“BFS”). Upon the delivery of a BFS on any discovery, Malagasy will then be required to contribute to ongoing development and mining operations in accordance with the agreement and its 25% interest in the joint venture.

The HOA contains a standard dilution clause for non-participation whereby a party’s interest will convert to a 2% net smelter return royalty should their participating interest fall below 10%.

Energizer will manage all operations undertaken by the JV Co.

Terms of Agreement

The HOA is subject to Energizer being satisfied with the outcome of its due diligence enquiries in relation to Malagasy and its Madagascan subsidiaries that hold the permits. Under the terms of the HOA, Malagasy will receive:

•

A non-refundable deposit of US$250,000 on execution of the HOA;

•

US$2,000,000 in cash and 7,500,000 Energizer shares upon signing of definitive agreements and the successful completion of the due diligence review.

The HOA – and any transactions contemplated by the HOA – remain subject to Energizer obtaining any and all applicable regulatory approvals, including those of the TSX.

Throughout the duration of the HOA, Malagasy will retain access to its properties to carry out any exploration and development it chooses for all other minerals including base metals, precious metals, platinum-group elements, excluding only the vanadium and industrial minerals specified in the list below.

List of Industrial Minerals

The following constitutes the industrial minerals as defined in the Agreement with Malagasy:

Vanadium, Lithium, Aggregates, Alunite, Barite, Bentonite, Vermiculite, Carbonatites, Corundum, Dimensional stone (excluding labradorite), Feldspar (excluding labradorite), Fluorspar, Granite, Graphite, Gypsum, Kaolin, Kyanite, Limestone / Dolomite, Marble, Mica, Olivine, Perlite, Phosphate, Potash –Potassium minerals, Pumice Quartz, Staurolite, Zeolites

About Energizer Resources

Energizer Resources Inc. is a mineral exploration and development company based in Toronto, Canada, which is developing its 100%-owned Green Giant Vanadium Project located in Madagascar.  The Green Giant vanadium deposit is one of the largest known vanadium deposits in the world. In addition to the Toronto Stock Exchange (TSX:  EGZ), the Company’s common shares trade on the U.S. Over-The-Counter Bulletin Board under the symbol, ENZR, and on the Frankfurt Exchange under the symbol, YE5.

For more information, please visit our website at www.energizerresources.com, or contact:

Brent Nykoliation, Vice President of Business Development

Toll Free: 800.818.5442 or 416.364.4911

Email: bnykoliation@energizerresources.com

or Kirk McKinnon, Chairman and CEO

Safe Harbour Statement:  This press release may contain forward-looking statements that may involve a number of risks and uncertainties.  Actual events or results could differ materially from expectations and projections set out herein.

Forward-looking statements include, receipt of regulatory approval, statements on the proposed use of proceeds; completion of financing on terms proposed; the ability to raise additional funds as required; the development potential and timetable of the Company’s properties and minerals; the current and future price of minerals the Company explores; the estimated size of mineral deposits on the Company’s properties; the realization of those mineral deposit estimates; the timing and amount of estimated future exploration, development and production; costs of future exploration, development and production activities; success of exploration activities; government regulatory matters; discussion of political and environmental risks.

Forward-looking statements are based on the opinions and estimates of management of the Company. Forward-looking statements are subject to known and unknown risks that may cause actual results to be materially different from stated opinions and estimates of management.  Some of the Company’s more material risks are: availability and timing of external financing; unexpected events and delays during exploration; receipt of government and stock exchange approvals; results of current exploration activities; future price of minerals; political risks in the locations of the Company’s properties; appreciation/depreciation of foreign currencies relative to the United States Dollar (the Company’s functional currency) and other risks inherent in the mining and exploration industry.

This press release does not constitute an offer to sell or a solicitation of an offer to sell any of the securities in the United States. The securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or any state securities laws and may not be offered or sold within the United States or to U.S. Persons unless registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration is available.